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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 21, 1998



                                COHO ENERGY, INC.
                            (Exact name of registrant
                          as specified in its charter)


            TEXAS                   0-22576                    75-2488635
(State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)           File Number)            Identification No.)


               14785 PRESTON ROAD, SUITE 860, DALLAS, TEXAS 75240
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (972) 774-8300








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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     (b) Furnish the information required by Item 403(c) of Regulation S-K.


         On August 21, 1998, Coho Energy, Inc., a Texas corporation (the "Company"), and HM 4 Coho, L.P., a Texas limited partnership (the "Purchaser"), entered into a Stock Purchase Agreement (the "Agreement") pursuant to which the Purchaser agreed to purchase from the Company 41,666,666 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), for aggregate consideration of $249,999,996. The shares of Common Stock and the consideration are to be exchanged in two separate transactions. In the initial transaction ("Initial Closing"), the Purchaser will acquire up to 5,095,098 shares of the Common Stock. In the second transaction ("Second Closing"), the Purchaser will acquire the remainder of the 41,666,666 shares not acquired in the Initial Closing. The obligations of the parties to effect the Second Closing are conditioned, among other things, upon the approval of the shareholders of the Company. The obligations of the parties to effect the Initial Closing and the Second Closing are also subject to other conditions, including, among other things, the obtaining of all necessary consents and the listing of the shares to be issued having been approved by The Nasdaq Stock Market.

         Also on August 21, 1998, the Company and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership ("HMCo") and an affiliate of the Purchaser, entered into a Financial Advisory Agreement. Pursuant to the Financial Advisory Agreement, the Company will retain HMCo for financial advisory services in connection with certain additional transactions including any acquisition of a majority of the Company's stock or voting power, any sale or acquisition of oil and gas properties by the Company involving consideration of $100 million or more, any acquisition by the Company of a majority of the voting power or other ownership interests of another entity involving $100 million or more, and any merger, recapitalization, reorganization or similar transaction or sale of substantially all of the assets of the Company. Also under the Financial Advisory Agreement, the Company will pay HMCo certain fees for financial advisory services in connection with the transactions described in the Agreement, including (i) a cash fee of $1,250,000 that was paid at the signing of the Financial Advisory Agreement, (ii) a cash fee of $1,250,000 at the Initial Closing, (iii) a cash fee of $7,500,000 at the Second Closing, if the shareholders of the Company approve the transactions contemplated by the Agreement before December 31, 1998, and (iv) a fee of $7,500,000 if that shareholder approval is not obtained before December 31, 1998, $5,000,000 of which may, at the Company's option, be paid by issuing HMCo 1,000,000 shares of the Common Stock. The Financial Advisory Agreement terminates on the earlier of August 21, 2008, or the date on which the Purchaser and its affiliates cease to own beneficially, directly, or indirectly at least 5% of the Company's outstanding equity securities.

         In connection with the Initial Closing, (i) the Company and HMCo will enter into a Monitoring and Oversight Agreement under which the Company will pay HMCo $250,000 per year for financial oversight and monitoring services; (ii) the


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Company, the Purchaser and Energy Investment Partnership No. 1 ("EIP") will enter into an Amended and Restated Shareholder Agreement pursuant to which the Company (a) will agree to continue to cause two nominees of EIP to be elected to the Board of Directors of the Company and, commencing with the Second Closing, to cause two additional nominees of the Purchaser to be elected to the Board of Directors of the Company and (b) will extend registration rights to apply to shares of the Common Stock owned by the Purchaser; and (iii) the Company will enter into indemnification agreements with each director of the Company and will purchase directors' and officers' liability insurance. EIP, an affiliate of the Purchaser and HMCo, entered into the original Shareholder Agreement in May 1998 after EIP purchased 1,485,184 shares of the Common Stock from third parties.

         The preceding summaries of the foregoing agreements are qualified in their entirety by reference to such agreements, copies of which are attached hereto as Exhibits 99.1 and 99.2, and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (c)       EXHIBITS

     (99.1) Stock Purchase Agreement, dated August 21, 1998, by and between Coho Energy, Inc. and HM 4 Coho L.P. (filed herewith).

     (99.2) Financial Advisory Agreement, dated August 21, 1998, by and between Coho Energy, Inc. and Hicks, Muse Partners, L.P. (filed herewith).




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COHO ENERGY, INC.


Date: September 4, 1998                     By: /s/ ANNE MARIE O'GORMAN
                                               --------------------------------
                                            Name: Anne Marie O'Gorman
                                                 ------------------------------
                                            Title: Senior Vice President and
                                                   ----------------------------
                                                   Corporate Secretary
                                                  -----------------------------





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                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER                        DESCRIPTION
     ------                        -----------

     (99.1) Stock Purchase Agreement, dated August 21, 1998, by and between Coho Energy, Inc. and HM 4 Coho L.P. (filed herewith).

     (99.2) Financial Advisory Agreement, dated August 21, 1998, by and between Coho Energy, Inc. and Hicks, Muse Partners, L.P. (filed herewith).